Exhibit 99.1
TaskUs Announces Fiscal
Fourth Quarter and Full Year 2021 Results
NEW BRAUNFELS, Texas, February 28, 2022 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of digital outsourced services focused on serving high growth technology companies, today announced its results for the fourth quarter and full year ended December 31, 2021.
•Fourth quarter total revenue of $226.8 million, representing 63.4% of year-over-year growth. Full year 2021 total revenue of $760.7 million, representing 59.1% of year-over-year growth. All growth was entirely organic.
•Fourth quarter GAAP net income margin of 8.4%, including non-cash stock-based compensation expense of $21.2 million. Full year 2021 GAAP net loss margin of (7.7)%, including a $129.4 million one-time expense related to phantom stock bonuses to TaskUs employees and $11.3 million of other offering related expenses, as well as non-cash stock-based compensation expense of $46.2 million.
•Fourth quarter Adjusted EBITDA margin of 24.8%, non-GAAP Adjusted Net Income margin of 16.3%. Full year 2021 Adjusted EBITDA margin of 24.7%, non-GAAP Adjusted Net Income margin of 17.0%.
•Full year 2022 outlook for revenue between $980 million and $1,000 million, representing growth of approximately 30.1% at the midpoint, and an Adjusted EBITDA margin of approximately 23%.
"2021 was an incredible year for TaskUs. We reached a number of key milestones this year - we successfully completed our IPO, grew to over 40,000 teammates throughout the world and achieved results that were well above our plan," said Co-Founder and CEO, Bryce Maddock. "We delivered exceptional results for our high-growth technology clients and had our strongest year of new business signings in company history. We ended the year strong, delivering 63% revenue growth and coming just shy of 25% Adjusted EBITDA margins in the fourth quarter. I’m very proud of the team’s performance and am excited to see what we can accomplish in 2022.”
Fourth Quarter and Full Year 2021 Financial and Frontline Highlights

(in thousands, except margins and per share amounts)	Three months ended December 31,			Year ended December 31,
	2021	2020	% Change	2021	2020	% Change
Service revenue	$226,757	$138,792	63.4%	$760,703	$478,046	59.1%
GAAP net income (loss)	$19,102	$13,554	40.9%	$(58,698)	$34,533	(270.0)%
GAAP net income (loss) margin	8.4%	9.8%		(7.7)%	7.2%
Adjusted EBITDA	$56,154	$32,940	70.5%	$187,910	$106,887	75.8%
Adjusted EBITDA margin	24.8%	23.7%		24.7%	22.4%
Non-GAAP Adjusted Net Income	$37,062	$20,023	85.1%	$129,389	$69,364	86.5%
Non-GAAP Adjusted Net Income margin	16.3%	14.4%		17.0%	14.5%
GAAP diluted earnings per share	$0.17	$0.15	13.3%	$(0.62)	$0.38	(263.2)%
Non-GAAP Adjusted EPS	$0.34	$0.22	54.5%	$1.26	$0.76	65.8%
•Continued client expansion, ending full year 2021 with 93 clients with revenue over $0.5 million, which included 16 clients with revenue of at least $10 million and 72 clients with revenue of at least $1 million, compared to 72 clients with revenue over $0.5 million in 2020, which included 8 clients with revenue of at least $10 million and 46 clients with revenue of at least $1 million.
•40,100 teammates (approximately 90% working from home) as of December 31, 2021, an increase of approximately 16,500 from December 31, 2020.
•TaskUs Glassdoor score as of December 31, 2021 was 4.6.
•Added 41 new clients in 2021, achieving a new client win rate of 49%.
•Total 2021 win rate, inclusive of new clients and existing clients, of 60%.
•Net Revenue Retention rate of 141%.

First Quarter and Full Year 2022 Outlook
For the first quarter and full year 2022 TaskUs expects its financial results to include1:

2022 Outlook
	First Quarter	Full Year
Revenue (in millions)	$229.0 to $232.2	$980 to $1,000
Revenue growth (YoY) at midpoint	50.8%	30.1%
Adjusted EBITDA Margin	~22.5%	~23%
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s fourth quarter and full year 2021 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET and can be accessed by dialing (844) 721-1080 from the United States or Canada or (929) 517-0923 from other international locations and reference conference ID: 7657198. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available for 90 days on the same website following the call. After the conference call and webcast, the Company plans to make a slide presentation and other materials available on its website.
About TaskUs
TaskUs is a provider of outsourced digital services and next-generation customer experience to innovative and disruptive technology companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, HiTech, FinTech and HealthTech. As of December 31, 2021, TaskUs had approximately 40,100 employees across twenty-three locations in 10 countries, including the United States, the Philippines and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the COVID-19 global pandemic on our business, and other non-historical statements including the statements in the “First Quarter and Full Year 2022 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from significant clients; our failure to cost-effectively acquire new, high-growth clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty retaining and recruiting employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate most of our revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable privacy and data security laws and regulations; substantial increases in the costs of technology and telecommunications services or our inability to attract and retain the necessary technologists; our inability to adapt our services and solutions to changes in technology and client expectations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic; the control of affiliates of Blackstone Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s prospectus dated October 20, 2021 (the “prospectus”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, on October 22, 2021, as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is expected to be filed after this press release, which are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the prospectus and the Company’s other SEC filings. TaskUs undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted EPS, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing TaskUs’ business and evaluating its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Alan Katz, VP, Investor Relations
IR@TaskUs.com
Media Contact
Jonathan Keehner / Tanner Kaufman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

TaskUs, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Service revenue	$226,757	$138,792	$760,703	$478,046
Operating expenses:
Cost of services	127,485	79,214	431,736	270,510
Selling, general, and administrative expense	65,662	29,889	335,312	113,519
Depreciation	8,684	5,930	29,038	20,155
Amortization of intangible assets	4,712	4,712	18,847	18,847
Loss (gain) on disposal of assets	(2)	966	52	1,116
Contingent consideration	—	—	—	3,570
Total operating expenses	206,541	120,711	814,985	427,717
Operating income (loss)	20,216	18,081	(54,282)	50,329
Other expense (income)	(122)	(2,460)	177	(1,572)
Financing expenses	1,696	1,633	6,504	7,482
Income (loss) before income taxes	18,642	18,908	(60,963)	44,419
Provision for (benefit from) income taxes	(460)	5,354	(2,265)	9,886
Net income (loss)	$19,102	$13,554	$(58,698)	$34,533
Net income (loss) per common share:
Basic	$0.20	$0.15	$(0.62)	$0.38
Diluted	$0.17	$0.15	$(0.62)	$0.38
Weighted-average number of common shares outstanding:
Basic	97,343,859	91,737,020	94,832,137	91,737,020
Diluted	110,513,820	91,737,020	94,832,137	91,737,020

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$63,584	$107,728
Accounts receivable, net of allowance for doubtful accounts of $1,819 and $2,294, respectively	162,895	87,782
Other receivables	597	105
Prepaid expenses	10,939	13,032
Income tax receivable	3,863	1,606
Other current assets	4,428	1,051
Total current assets	246,306	211,304
Noncurrent assets:
Property and equipment, net	80,046	56,957
Deferred tax assets	1,441	585
Intangibles	221,448	240,295
Goodwill	195,735	195,735
Other noncurrent assets	5,022	2,630
Total noncurrent assets	503,692	496,202
Total assets	$749,998	$707,506
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$40,890	$41,935
Accrued payroll and employee-related liabilities	36,670	21,994
Current portion of debt	51,135	45,984
Current portion of income tax payable	2,416	—
Deferred revenue	4,095	4,711
Deferred rent	735	218
Total current liabilities	135,941	114,842
Noncurrent liabilities:
Income tax payable	2,886	2,988
Long-term debt	187,240	198,768
Deferred rent	2,749	2,194
Accrued payroll and employee-related liabilities	1,813	2,641
Deferred tax liabilities	40,235	50,936
Total noncurrent liabilities	234,923	257,527
Total liabilities	370,864	372,369
Total shareholders’ equity	379,134	335,137
Total liabilities and shareholders’ equity	$749,998	$707,506

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(58,698)	$34,533
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	29,038	20,149
Amortization of intangibles	18,847	18,847
Amortization of debt financing fees	526	457
Loss on disposal of assets	52	1,116
Provision for losses on accounts receivable	1,058	2,227
Unrealized losses on forward contracts	4,573	84
Deferred taxes	(11,477)	(6,496)
Stock-based compensation expense	46,189	—
Changes in operating assets and liabilities:
Accounts receivable	(76,203)	(32,006)
Other receivables, prepaid expenses, and other current assets	(8,611)	(3,768)
Other noncurrent assets	(2,380)	(67)
Accounts payable and accrued liabilities	4,493	13,535
Accrued payroll and employee-related liabilities	16,450	6,669
Income tax payable	1,013	1,381
Deferred revenue	1,261	2,603
Deferred rent	1,195	(391)
Net cash provided by (used in) operating activities	(32,674)	58,873
Cash flows from investing activities:
Purchase of property and equipment	(59,363)	(28,883)
Net cash used in investing activities	(59,363)	(28,883)
Cash flows from financing activities:
Proceeds from borrowing, Revolving credit facility	—	39,878
Payments on long-term debt	(6,563)	(2,888)
Payments for debt financing fees	(340)	—
Proceeds from issuance of common stock, net of underwriters’ fees	120,698	—
Payments for offering costs	(4,798)	—
Payments for taxes related to net share settlement	(4,607)	—
Distribution of dividends	(50,000)	—
Net cash provided by financing activities	54,390	36,990
Increase (decrease) in cash and cash equivalents	(37,647)	66,980
Effect of exchange rate changes on cash	(6,497)	3,207
Cash and cash equivalents at beginning of period	107,728	37,541
Cash and cash equivalents at end of period	$63,584	$107,728

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net income (loss)	$19,102	$13,554	$(58,698)	$34,533
Provision for (benefit from) income taxes	(460)	5,354	(2,265)	9,886
Financing expenses	1,696	1,633	6,504	7,482
Depreciation	8,684	5,930	29,038	20,155
Amortization of intangible assets	4,712	4,712	18,847	18,847
EBITDA	$33,734	$31,183	$(6,574)	$90,903
Offering costs(1)	720	511	6,969	896
Foreign currency losses (gains)(2)	332	(2,438)	809	(1,511)
Loss (gain) on disposal of assets	(2)	966	52	1,116
COVID-19 related expenses(3)	—	2,473	6,105	7,541
Severance costs(4)	—	(70)	—	2,557
Lease termination costs(5)	—	315	—	1,815
Natural disaster(6)	—	—	442	—
Contingent consideration	—	—	—	3,570
Phantom shares bonus(7)	—	—	129,362	—
Teammate IPO bonus(8)	—	—	4,361	—
Stock-based compensation expense(9)	21,370	—	46,384	—
Adjusted EBITDA	$56,154	$32,940	$187,910	$106,887
Net Income (Loss) Margin(10)	8.4%	9.8%	(7.7)%	7.2%
Adjusted EBITDA Margin(10)	24.8%	23.7%	24.7%	22.4%

(1)	Represents non-recurring professional service fees related to the preparation for public offerings that have been expensed during the period.
(2)	Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(3)
Represents incremental expenses incurred related to the transition to a virtual operating model and incentive and leave pay granted to employees that are directly attributable to the COVID-19 pandemic.

(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period.
(5)	Represents one-time costs associated with the termination of lease agreements for certain U.S. facilities attributable to the COVID-19 pandemic.
(6)
Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

(7)
Represents expense for one-time, non-recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

(8)	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.
(9)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(10)	Net Income (Loss) Margin represents net income (loss) divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net income (loss)	$19,102	$13,554	$(58,698)	$34,533
Amortization of intangible assets	4,712	4,712	18,847	18,847
Offering costs(1)	720	511	6,969	896
Foreign currency losses (gains)(2)	332	(2,438)	809	(1,511)
Loss (gain) on disposal of assets	(2)	966	52	1,116
COVID-19 related expenses(3)	—	2,473	6,105	7,541
Severance costs(4)	—	(70)	—	2,557
Lease termination costs(5)	—	315	—	1,815
Natural disaster costs(6)	—	—	442	—
Contingent consideration	—	—	—	3,570
Phantom shares bonus(7)	—	—	129,362	—
Teammate IPO bonus(8)	—	—	4,361	—
Stock-based compensation expense(9)	21,370	—	46,384	—
Tax impacts of adjustments(10)	(9,172)	—	(25,244)	—
Adjusted Net Income	$37,062	$20,023	$129,389	$69,364
Net Income (Loss) Margin(11)	8.4%	9.8%	(7.7)%	7.2%
Adjusted Net Income Margin(11)	16.3%	14.4%	17.0%	14.5%

(1)	Represents non-recurring professional service fees related to the preparation for public offerings that have been expensed during the period.
(2)	Realized and unrealized foreign currency losses (gains) include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(3)
Represents incremental expenses incurred related to the transition to a virtual operating model and incentive and leave pay granted to employees that are directly attributable to the COVID-19 pandemic.

(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period.
(5)	Represents one-time costs associated with the termination of lease agreements for certain U.S. facilities attributable to the COVID-19 pandemic.
(6)
Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

(7)
Represents expense for one-time, non-recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

(8)	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.
(9)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(10)
Represents tax impacts of adjustments to net income (loss) which resulted in a tax benefit during the period. These adjustments include phantom shares bonus related to the IPO and stock-based compensation expense after the IPO.

(11)	Net Income (Loss) Margin represents net income (loss) divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
GAAP diluted EPS	$0.17	$0.15	$(0.62)	$0.38
Per share adjustments to net income (loss)(1)	0.17	0.07	1.98	0.38
Per share adjustments for GAAP anti-dilutive shares(2)	—	—	(0.10)	—
Adjusted EPS	$0.34	$0.22	$1.26	$0.76

Weighted-average common shares outstanding – diluted	110,513,820	91,737,020	94,832,137	91,737,020
GAAP anti-dilutive shares(2)	—	—	7,476,384	—
Adjusted weighted-average shares outstanding	110,513,820	91,737,020	102,308,521	91,737,020

(1)
Reflects the aggregate adjustments made to reconcile net income (loss) to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

(2)
Reflects the impact of awards that were anti-dilutive to GAAP diluted EPS since we were in a net loss position, and therefore not included in the calculation, but would be dilutive to Adjusted EPS and are therefore included in the calculation.

Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA offering costs, the effect of foreign currency gains and losses, losses on disposals of assets, COVID-19 related expenses, severance costs, lease termination costs, natural disaster costs, contingent consideration, one-time payments associated with the IPO and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted Net Income amortization of intangible assets, offering costs, the effect of foreign currency gains and losses, losses on disposals of assets, COVID-19 related expenses, severance costs, lease termination costs, natural disaster costs, contingent consideration, one-time payments associated with the IPO, stock-based compensation expense and employer payroll tax associated with equity-classified awards and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding, including the impact of any potentially dilutive common stock equivalents that are anti-dilutive to GAAP net income (loss) per share – diluted (“GAAP diluted EPS”) but dilutive to Adjusted EPS. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.